Exhibit 3.8

CSX LINES OF PUERTO RICO, INC.

BY-LAWS

AS AMENDED

July 13, 2001

ARTICLE I

Stockholder’s Meetings

Section 1.1 Annual Meetings. The annual meeting of stockholders shall be held on the second Tuesday in the month of July, in each year, or, if such day shall be a legal holiday, then, on the next succeeding day not a legal holiday, at 9 o’clock in the forenoon or at such other time on that date as may be set by the Board of Directors, for the election of directors and the transaction of such other business as may come before the meeting.

Section 1.2 Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, by the Chairman, the President or by stockholders holding together at least the majority of the outstanding shares of stock entitled to vote, except as otherwise provided by statute or in the Certificate of Incorporation or any amendment thereto.

Section 1.3 Place of Meeting. All meetings of the Stockholders of the Corporation for the election of directors or for any other purpose shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that if not so fixed or specified, then such meetings shall be held in the City of

Charlotte, State of North Carolina, at the place and time fixed or specified in the notice or waiver of notice of such meeting.

Section 1.4 Notice of Meeting. Except as otherwise required by statute, notice of any meeting of the stockholders, whether annual or special, shall, at least ten days before the day on which the meeting is to be held, be given to each stockholder of record entitled to vote, by delivering a written or printed notice thereof to each such stockholder, personally, or by mailing such notice, postage prepaid, addressed to said stockholder at the stockholder’s post office address registered with the Corporation; provided, that no notice of any character of any meeting of stockholders need be given to any stockholder to whom the delivery, mailing or other giving of such notice would be unlawful, under any provision of law, or any rule, regulation, proclamation or executive order issued pursuant thereto.

Section 1.5 Waivers, etc. Anything herein contained to the contrary notwithstanding, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such, meeting, notice thereof shall not be required to be given said stockholder.

Section 1.6 Quorum. At all meetings of stockholders (except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation), the presence, in person or by proxy duly authorized, of the holders of a majority in number of the shares of stock entitled to vote shall constitute a quorum for the transaction of business; but, in the absence of a quorum, a majority of such stock present in person or by proxy, may adjourn the meeting, from time to time, but not for a period more than thirty (30) days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meetings as originally called. No notice of any adjourned meeting need be given.

Section 1.7 Voting. No proxy shall be voted on after three (3) years from its date, unless such proxy provides for a longer period. No share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election.

Section 1.8 Action Without a Meeting. When, and to the extent, authorized by law action may be taken or authorized by the stockholders without a meeting thereof, such action may be taken or authorized in the manner, to the extent and as permitted by law.

ARTICLE II

Board of Directors

Section 2.1 Number, Election and Term of Office. The affairs of the Corporation shall be managed by a Board of Directors of not less than three (3) nor more than nine (9) directors, the number to be fixed, from time to time, by the stockholders or increased, from time to time, by the directors. The directors shall be elected annually, and each director shall continue in office until his or her successor shall have been elected, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. At any election, the persons receiving the greatest number of votes shall be the directors.

Section 2.2 Place of Meeting. Meetings of the Board of Directors, or of any committee thereof, may be held either within or without the State of Delaware.

Section 2.3 Organization Meeting. The Board shall meet as soon as practicable after the annual election of directors, at the place where such election shall be held, for the purpose of organization and the transaction of other business. No notice of such, meeting shall be required. However, such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof, signed by all the directors.

Section 2.4 Stated Meetings. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board, from time to time, appoint the time and place for holding stated meetings of the Board, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for the stated meeting shall fall on a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the regular appointed hour.

Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or any Vice President or by any two of the

directors. Notice of any such meeting shall be mailed to each of the directors, addressed to each of them at such director’s residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to each Director at such place by telegraph, or be delivered personally, or by telephone, not later than the day before the day on which the meeting is to be held. Notice of any meeting of the Board need not be given, however, to any director, if waived by him or her before or after such meeting in writing (including telegram, cablegram, or radiogram), or if he or she shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat. Except as otherwise provided in the By-Laws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting of the Board of Directors.

Section 2.6 Quorum and Manner of Acting. Except as herein otherwise provided, a majority of all the directors shall constitute a quorum for the transaction of business; and, except as otherwise required by statute, or by the By-laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum is present No notice of any adjourned meeting need be given.

Section 2.7 Resignations. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary of the Corporation. Such resignation shall take effect at the time specified therefor; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.8 Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of stock entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or at any subsequent meeting.

Section 2.9 Filling of Vacancies Not Caused by Removal. In case of any increase in the number of directors, or of any vacancy created by death or resignation, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any stated meeting, or at a special meeting called for the purpose, by vote of a majority of the directors then in office, or (b) by vote of the holders of record of a majority in number of the shares of stock entitled to vote, at a special meeting of the stockholders called for the purpose.

Section 2.10 Directors’ Fees. The Board of Directors shall have authority to determine, from time to time, the amount of compensation which shall be paid to its members for attendance at meetings of the Board or of any committee of the Board.

Section 2.11 Action Without a Meeting. When, and to the extent, authorized by law action may be taken or authorized by the Board of Directors without a meeting thereof, such action may be taken or authorized in the manner, to the extent and as permitted by law.

ARTICLE III

Officers and Agents: Powers and Duties

Section 3.1 Officers. The officers of the Corporation shall be a Chairman, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Chairman shall be elected by the Board of Directors. The President and Chief Executive Officer shall be appointed by the Chairman. All other officers shall be appointed by the President. However, in the absence of the Chairman or the President, officers may be elected by the Board of Directors. The Chairman, the President, or the Board of Directors may create additional offices, from time to time, as either officer or the Board may deem advisable in the conduct of the affairs of the Corporation and may appoint or elect the officers to fill such additional offices. Any two or more offices may be held by the same person except that the offices of Chairman or President, or both, may not be held by the same person as holding any of the Offices of Secretary, Treasurer or Controller.

Section 3.2 Term of Office. So far as practicable, the Chairman shall be elected at the organization meeting of the Board of Directors, in each year, and shall hold office subject to the pleasure of the Board of Directors until the organization meeting of the Board in the next subsequent year and until his successor is elected and takes office. The President shall hold office at the pleasure of the Chairman, or in his absence the Board of Directors. All other officers of the Corporation shall hold office subject to the pleasure of the President, or in his absence the Board of Directors. By written contract, any officer may be employed for a period longer than the time specified herein, subject to the terms and conditions of such contract.

Section 3.3 Removal of Officers. The Chairman may be removed at any time, either with or without cause, by vote of a majority of the whole Board of Directors, at any meeting. Any other officer may be removed at any time, either with or without cause, by the Chairman, by the President, or by the Board of Directors at any meeting.

Section 3.4 Vacancies. If the Office of Chairman becomes vacant at any time, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term. If a vacancy occurs in the Office of President, the Chairman, or in his absence the Board of Directors, may fill such vacancy for the remainder of the term. If a vacancy occurs in any other office the President, or in his absence the Chairman or the Board of Directors, may fill such vacancy for the remainder of the term.

Section 3.5 Appointed Officers and Agents. The President or the Board of Directors may from time to time appoint such other officers and agents as they may deem advisable, with such powers and duties as the President or Board may from time to time require, who hold their respective appointments during the pleasure of the President or

Board. One and the same person may hold any two or more offices provided for in this Section.

Section 3.6 Chairman. The Chairman shall have general charge of and supervision and control over, the business and affairs of the Corporation and the power to formulate all plans and policies in connection therewith, the power to sign stock certificates, to fix the compensation of all officers and employees (other than the Chairman) of the Corporation; to remove or suspend all such officers or employees; to remove or suspend agents, and shall also have all of the authority and powers hereinafter conferred upon the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors, shall be a member of the Executive Committee (if any) of the Board of Directors and a member, ex officio, of any other committee of the Board of Directors other than the Audit Committee (if any) and the Compensation Committee (if any). The Chairman shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act, 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

Section 3.7 President. Subject to the control of the Chairman and the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. In the absence of the Chairman, the President may preside, when present, at all meetings of the stockholders (except as other provided by statute) and of the Board of Directors. The President shall have general but non-exclusive power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; to fix the compensation of all officers and employees (other than the Chairman and the President) of the Corporation, to remove or suspend all such officers or employees; and to remove or suspend agents and to exercise all the powers usually appertaining to the Office of the President of a Corporation. The President shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of The Shipping Act, 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

Section 3.8 Vice Presidents. Vice Presidents (if any) shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the President and Chief Executive Officer, respectively, and, unless their authority be expressly limited, shall act, in the order of their appointment or election, in the place of the President, exercising all the President’s powers and performing such Officer’s duties, during vacancy in such office or the absence or disability of the President

In the absence or disability of the Chairman, and the President, the Vice President (if any) with the longest service as Vice President and present at the meeting shall preside at meetings of stockholders.

Section 3.9 Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders, of the Board of Directors and of the Executive Committee of the Board of Directors (if any) and shall attend, keep and attest true records of all proceedings thereof. The Secretary shall have charge of the corporate seal and of the stock and transfer books, and of the minute books of the Board of Directors and all committees thereof and have authority to attest any and all instruments or writings to which the corporate seal may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those, which are herein directed to be in charge of the Treasurer or the Controller. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of Secretary of a Corporation and such other duties as the Board of Directors, the Chairman, or the President may from time to time direct

The Secretary shall keep or cause to be kept a record or records containing the names and addresses of all members of the Corporation, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of such books may be in written form or in any other form capable of being converted into written form within a reasonable time.

In the absence of the Secretary, an Assistant Secretary or secretary pro tempore shall perform such duties.

An Assistant Secretary may attest to instruments or writings of the Corporation and affix the corporate seal thereto.

Section 3.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated or authorized by the Board of Directors. He shall disburse the funds of the Corporation as may be authorized by the Board of Directors, the Chairman, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and Board of Directors, or to such other officer to whom he shall report by direction of the Board of Directors or Chairman, whenever they may request it, an account of treasury transactions and of the financial condition of the Corporation. All securities of the Corporation, of whatever nature, shall be kept in the custody of the Treasurer unless otherwise ordered by the Board of Directors. In the absence of the Treasurer, an Assistant Treasurer or acting Treasurer may perform the Treasurer’s duties.

Section 3.11 Controller. The Controller shall have the duties to keep all books of account relating to the business of the Corporation, to render a statement of the Corporation’s financial condition whenever required to do so by the Board of Directors or the Chairman, or the President, or the officer to whom reporting as directed by the Chairman, or the President, or the Board of Directors, to maintain adequate records of all assets, liabilities, and transactions of the Corporation, to see that adequate audits thereof are currently and regularly made, and, in conjunction with other officers and managers, to initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum fiscal safety, efficiency and economy. The Controller’s duties and powers shall extend to all subsidiary Companies. In the absence of the Controller, an Assistant Controller or acting Controller may perform the Controller’s duties.

Section 3.12 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several Officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Limited Liability Corporation Agreement or as the Board of Directors, Chairman or President may, from time to time, determine, or as may be assigned to them by any competent superior officer.

Section 3.13 Exceptions to Officers’ Powers and Duties. No person may hold the Office of Chairman or the Office of President, or act in the place of the Chairman or the President in case of absence or disability, unless such person so acting is a citizen of the United States.

ARTICLE IV

Stock and Transfer of Stock

Section 4.1 Stock Certificates. Every stockholder shall be entitled to a certificate signed by the Chairman or the President or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer certifying the number of shares owned by such stockholder in the Corporation.

Section 4.2 Transfer of Stock. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

Section 4.3 Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, title Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, that, in each such case, the applicant for a substitute certificate shall furnish to the corporation, evidence to its satisfaction, in its discretion of the loss, theft or destruction of such certificate, and of the ownership thereof, and also such security of indemnity as may by it be required.

Section 4.5 Record Date.

(a) The Board of Directors is authorized, from time to time, subject to the provisions of section 1.7 of Article I hereof, to fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, as the case may be; and such stockholders and only such stockholders as shall be stockholders of record on such record date shall be entitled to notice of and to vote at such meeting, or to receive such dividends or rights, or to exercise such rights with respect to any such change, conversion or exchange of stock, or to give such consent, as the case may be.

(b) The Board of Directors is also authorized from time to time, to cause the transfer books to be closed as to any share or shares of the Preferred Stock of the Corporation (if any) designated for redemption as provided in the Certificate of Incorporation of the Corporation, in order to facilitate the redemption thereof, and to make and enforce any and all such reasonable regulations, not inconsistent with the said Certificate of Incorporation, governing the manner of redemption, as the Board of Directors in its discretion may deem advisable.

ARTICLE V

Miscellaneous

Section 5.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 5.2 Surety Bonds. Such officers or agents or employees of the Corporation as the Board of Directors, Chairman or President may direct, from time to time, shall be bonded for the faithful performance of their duties, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation.

Section 5.3 Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “Corporate Seal Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.4 Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money or other evidence of indebtedness shall be signed or countersigned by such officers and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

Section 5.5 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors may deem conducive to the interest of the Corporation.

Section 5.6 Representation of Shares of Other Corporations. The Chairman, President, any Vice President or the Secretary each is authorized to vote, represent and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent and exercise on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy or power of attorney duly executed by any such officer.

ARTICLE VI

Indemnification

Section 6.1. Indemnification. The Corporation shall indemnify its Directors, Officers, employees, or agents to the extent permitted by law. The Corporation may so indemnify any of its Directors, Officers, employees or agents serving, at the request of the Corporation, as a director, officer, trustee, employee, agent or fiduciary of any employee benefit plan governed by the Act of Congress entitled “The Employee Retirement Income Security Act of 1974” (“ERISA”); or any other organization, association or entity, incorporated or unincorporated.

Section 6.2. Determination of Indemnification. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances. Such determinations shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterest Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 6.3. Expenses. Expenses incurred in defending an administrative, civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. Expenses incurred by other employees and agents may be so paid upon such terms and conditions (if any) as the Board of Directors deems appropriate.

Section 6.4. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such Office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

Section 6.5. Additional Indemnification. The Corporation shall have the power to provide such other, further or additional indemnities of Directors, Officers, employees or agents as shall be permitted by the laws of the State of Delaware, as amended from time to time.

Section 6.6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, plan or other enterprise against any liability asserted against such a person or incurred by such a person in any such capacity, or arising out if such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

ARTICLE VII

Amendments

Section 7.1 Amendments. The By-Laws of the Corporation may be altered or repealed, in any particular, and new By-Laws, not inconsistent with any provision of the Certificate of Incorporation or any provisions of law, may be adopted, either by the affirmative vote of the holders of record of a majority in number of the outstanding shares of stock entitled to vote, given at an annual meeting, or at any special meeting, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof, or by vote of a majority of the Directors at any Board of Directors meeting, the notice of which meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof.

Horizon Lines Holding Corp., the sole stockholder of Horizon Lines of Puerto Rico, Inc. (the “Corporation”), has adopted the following stockholder resolutions:

RESOLVED, that the first sentence of Section 2.1 of the Bylaws is hereby deleted in its entirety and replaced with the following: “The affairs of the Corporation shall be managed by a Board of Directors of not less than one (1) nor more than nine (9) directors, the number to be fixed, from time to time, by the stockholders or increased, from time to time, by the directors.”; and

RESOLVED, that each of the officers of the Corporation is hereby authorized to execute and deliver, in the name of and on behalf of the Corporation, such other documents, instruments and certificates and to take such other actions as such officer, in his/her sole discretion, deems necessary or appropriate to carry out the full intent and purposes of the foregoing resolution.

Written Consent by Sole Stockholder